UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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ATLANTIC AMERICAN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 3, 2011

Notice is hereby given that the Annual Meeting of Shareholders of Atlantic American Corporation (the "Company") will be held at the principal executive offices of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia at 9:00 A.M., Eastern Time, on May 3, 2011, for the following purposes:

(1)	To elect eight (8) directors of the Company to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

(2)	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year; and

(3)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 14, 2011, will be entitled to notice of, and to vote at, the meeting, or any adjournments or postponements thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR VOTE VIA INTERNET TO ENSURE YOUR SHARES ARE REPRESENTED AT THE MEETING.  NO POSTAGE IS REQUIRED WHEN MAILED IN THE ENCLOSED ENVELOPE IN THE UNITED STATES.

By Order of the Board of Directors

/s/ John G. Sample, Jr.
John G. Sample, Jr.
Senior Vice President, Chief Financial
Officer and Secretary

April 1, 2011
Atlanta, Georgia

ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000
_______________

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 3, 2011
_______________

GENERAL

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Atlantic American Corporation (the "Company") for use at the 2011 Annual Meeting of Shareholders (the "Meeting") to be held at the time and place, and for the purposes, specified in the accompanying Notice of Annual Meeting of Shareholders, and at any postponements or adjournments thereof. When the enclosed proxy is properly executed and returned, or you vote your proxy through the Internet as provided for on the enclosed proxy card, the shares which it represents will be voted at the Meeting in accordance with the instructions thereon. In the absence of any such instructions, the shares represented thereby will be voted in favor of the election of all of the nominees for director listed under the caption "Election of Directors" and for the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2011.  Management does not know of any other business to be brought before the Meeting not described herein, but it is intended that as to any such other business properly brought before the Meeting, a vote would be cast pursuant to any proxy granted in accordance with the judgment of the proxies appointed thereunder. This proxy statement and the accompanying form of proxy are first being given or sent to shareholders of the Company, and made available on the Internet, on or about April 1, 2011.

If you are a shareholder whose shares are held in “street name,” (i.e., in the name of a broker, bank or other record holder), you must either direct the record holder of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the Meeting.

We encourage shareholders who hold shares in street name to provide instructions to that record holder on how to vote your shares.  Providing voting instructions ensures that your shares will be voted at the Meeting.  If shares are held through a brokerage account, the brokerage firm, under certain circumstances, may vote the shares without instructions.  On certain “routine” matters, such as the ratification of the appointment of auditors, brokerage firms have authority to vote their customers’ shares if the customers do not provide voting instructions.  When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter.  The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2011 fiscal year is considered a routine matter.

On “non-routine” matters, if the brokerage firm has not received voting instructions from the shareholder, the brokerage firm cannot vote the shares on that proposal, which is considered a “broker non-vote.”  Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the Meeting but not for determining the number of shares voted for or against the non-routine matter.  The proposal relating to the election of the directors is considered a non-routine matter.

Any shareholder who executes and delivers a proxy, or votes a proxy through the Internet, may revoke it at any time prior to its use by: (i) giving written notice of such revocation to the Secretary of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000; (ii) executing and delivering a proxy bearing a later date to the Secretary of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000; (iii) voting, or re-voting, as the case may be, a proxy over the Internet at a later date; or (iv) attending the Meeting and voting in person.

Only holders of record of issued and outstanding shares of $1.00 par value per share common stock of the Company ("Common Stock") as of March 14, 2011 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 22,253,045 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote for up to eight (8) nominees for director, and one vote on each other matter to be acted upon.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 3, 2011.

The proxy statement, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, are available at www.atlam.com.  If you need directions to the 2011 Annual Meeting of Shareholders, please call 404-266-5500.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 is being provided with this proxy statement.

EXPENSES OF SOLICITATION

The costs of soliciting proxies will be borne by the Company.  Officers, directors and employees of the Company may solicit proxies by telephone, personal interview or otherwise, but will not receive any additional compensation for so doing. No contract or arrangement exists for engaging specially-paid employees or solicitors in connection with the solicitation of proxies for the Meeting. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries holding shares for a beneficial owner to send proxies and proxy materials to their principals, and the Company will reimburse them for their expenses in so doing.

VOTE REQUIRED

A majority of the outstanding shares of Common Stock must be present in person or by proxy at the Meeting in order to have the quorum necessary to transact business. Abstentions and broker "non-votes" will be counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a broker, bank or other record holder holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner and does not have discretionary authority to vote with respect to such other proposal.  Directors are elected by a plurality of votes (the eight director nominees receiving the highest number of votes cast will be elected as directors).  In order for shareholders to approve each other matter to be voted on at the Meeting, the votes cast favoring the proposal must exceed the votes cast opposing the proposal. Abstentions and non-votes will not count as votes for or against any director or proposal, as the case may be, as to which there is an abstention or non-vote.

1. ELECTION OF DIRECTORS

One of the purposes of the Meeting is to elect eight directors to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified, or until their earlier resignation or removal. In the event any of the nominees should be unavailable to serve as a director, which contingency is not presently anticipated, proxies may be voted for the election of such other persons as may be designated by the present Board of Directors, or the Board of Directors may reduce the number of Director nominees.

All of the nominees for election to the Board of Directors are currently Directors of the Company.  There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected as a nominee or is to be elected as a Director.

The following sets forth certain information with respect to the eight nominees for Director to be elected at the Meeting:

Name	Age	Position with the Company
J. Mack Robinson	87	Chairman Emeritus
Hilton H. Howell, Jr.	49	Chairman of the Board, President and Chief Executive Officer
Edward E. Elson	77	Director
Samuel E. Hudgins	82	Director
Harriett J. Robinson	80	Director
Scott G. Thompson	66	Director
William H. Whaley, M.D.	71	Director
Dom H. Wyant	84	Director

The biographies of each of the Directors contains information regarding the person’s service as a director, business, educational, and other professional experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, during the last ten years, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should be nominated to serve as a director of the Company.  The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide diverse business and professional capabilities, along with the experience, knowledge and other abilities that will allow the Board to fulfill its responsibilities.

Mr. Robinson has served as a Director since 1974, served as Chairman of the Board from 1974 until February 2009 and served as President and Chief Executive Officer of the Company from September 1988 to May 1995.  In such capacities, Mr. Robinson has extensive current and historical knowledge with respect to the Company, its subsidiaries and their operations.  Further, he has lengthy relationships with not only many of the Company’s employees but also a number of the Company’s independent agents.  Effective February 24, 2009, Mr. Robinson resigned from his position as Chairman of the Board and assumed the role of Chairman Emeritus.  Mr. Robinson is also a director of Gray Television, Inc.  Mr. Robinson has been involved in various business ventures across a number of industries during his career, which provides valuable perspective to key decision making in today’s complex business environment.  He remains involved in a number of civic activities which provide a critical and well developed link to the business community.  He is the named benefactor of the J. Mack Robinson School of Business of Georgia State University, which we believe also serves as a valuable marketing tool for the Company.

Mr. Howell has been President and Chief Executive Officer of the Company since May 1995 and prior thereto served as Executive Vice President of the Company from October 1992 to May 1995.  During his tenure with the Company, Mr. Howell has also served in varying capacities within the subsidiary companies.  He is actively engaged in key decision making of each of the significant operating subsidiaries and has longstanding relationships with not only the Company’s employees but a significant number of the subsidiary companies’ significant independent agents.   He has been a Director of the Company since October 1992 and, effective February 24, 2009, assumed the title of Chairman of the Board of Directors.  Due to the relative size of the Company and the scope of its operations, the Board of Directors has concluded that Mr. Howell, due to his high level involvement can serve effectively in the dual role of Chairman of the Board and President and Chief Executive Officer.  Mr. Howell is the son-in-law of Mr. Robinson and Mrs. Robinson. He is also a director of Gray Television, Inc. and was previously a director of Triple Crown Media, Inc. until December 2009.  In addition to being very familiar with our company, Mr. Howell is also a licensed attorney, which experience in that discipline adds a legal perspective to the decisions facing not only our Company but the Board of Directors.  Mr. Howell has also been actively involved in various segments of the insurance industry throughout his career, resulting in significant depth and breadth of industry knowledge which is beneficial to the Board of Directors.

Mr. Elson is the former Ambassador of the United States of America to the Kingdom of Denmark, serving from 1993 through 1998.  He has been a Director of the Company since October 1998, and previously served as a Director from 1986 to 1993.  Prior to serving as Ambassador, Mr. Elson was a business entrepreneur with activities focused primarily in the retail sales business.  Mr. Elson’s perspective as a business entrepreneur provides the Board of Directors with unique perspective with respect to the opportunities, challenges and risk which may exist in a small business environment, similar to that in which the Company operates.

Mr. Hudgins has been an independent consultant since September 1997 and was a Principal in Percival, Hudgins & Company, LLC, an investment bank, from April 1992 to September 1997. He became a Director in 1986, when he also assumed the role of Chief Executive Officer of the Company.  Prior to 1986 Mr. Hudgins was a certified public accountant spending his career with Arthur Andersen LLP, an independent accounting firm, and serving for a period of time as the managing partner of the Atlanta office and the southeastern United States.  The combination of Mr. Hudgins’ accounting and financial knowledge and his historical perspective on the Company provides valuable insight and perspective to the Board of Directors.  Further, Mr. Hudgins remains actively involved in business and civic organizations in Atlanta providing additional links to the business community.

Mrs. Robinson, the wife of J. Mack Robinson, has been a Director of the Company since 1989. She is also a director of Gray Television, Inc.  Mrs. Robinson has been actively involved, to varying degrees, with the various business ventures of her husband, including serving on the boards of directors of Delta Life Insurance Company and Delta Fire & Casualty Insurance Company since 1967.  She has a broad understanding of the insurance business and provides a diverse perspective to the Board of Directors’ deliberations.  Mrs. Robinson is recognized as an influential business woman in the community and remains involved in numerous charitable and philanthropic activities which serve to increase exposure for the Company.

Mr. Thompson has been the President and Chief Executive Officer of American Southern Insurance Company, a subsidiary of the Company, since 2004; prior thereto he had been the President and Chief Financial Officer of that company since 1984. He has been a Director of the Company since February 1996.  Mr. Thompson is a CPA and has been employed by American Southern for substantially his entire career.  His insights with respect to American Southern’s business model, its historical operations and the perspective on its niche products provide valuable insight to the Board of Directors.

Dr. Whaley, an oncologist, has been a physician in a private oncology group practice for more than the past five years. He has been a Director of the Company since July 1992.  Dr. Whaley is a practicing physician and serves as a medical advisor for Bankers Fidelity Life Insurance Company, a subsidiary of the Company.  His perspective on medical care, advances in medicine and the relationships between patients and their insurance companies provide thoughtful input with respect to deliberations as it relates to the Company’s accident and health business.  Dr. Whaley is a partner, a board member and chairman of the compensation committee of Georgia Cancer Specialists, the largest private oncology group practice in the southeastern United States.

Mr. Wyant is a retired partner of the law firm of Jones Day, which serves as counsel to the Company. He was a Partner with that firm from 1989 through 1994, and Of Counsel from 1995 through 1997. He remains actively involved in various civic organizations.  Mr. Wyant’s background, as counsel representing the Company and more broadly as an attorney, provides valuable perspective to the Board of Directors in evaluating business opportunities’ and related risk to the Company.  He has been a Director of the Company since 1985.

The Board of Directors recommends a vote FOR the election of each of the nominees for Director.

Board Leadership Structure and Risk Oversight

The Company is a “controlled company” and has historically experienced limited turnover in its senior management and board of directors.  The Company has generally operated using a board leadership structure under which our President and Chief Executive Officer (“CEO”) also serves as the Chairman of the Board of Directors.  We believe that the Company, like many U.S. companies, is well-served by this leadership structure.  Having one person serve as both CEO and Chairman of the Board demonstrates for our employees, agents, suppliers, customers and other shareholders that our Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations.  We believe having a single leader for both the Company and the Board of Directors eliminates the potential for confusion or duplication of efforts, and provides clear direction and leadership for our Company.  We believe that having one person serve as CEO and Chairman of the Board is best for our Company and our shareholders at this time.

The Board has not formally designated a lead independent director and believes that as a result thereof, executive sessions of the Board, which are attended solely by independent directors, result in an open and free flow of discussion of any and all matters that any director may believe relevant to the Company and/or its management.

The Company believes that its leadership structure appropriately allows all directors to effectively participate in the provision of risk oversight.  While the Board maintains oversight responsibility for the management of the Company’s risks, it has delegated oversight responsibility for certain areas of potential exposure to its committees.  The Audit Committee oversees the accounting and financial reporting processes of the Company, as well as legal and compliance matters and risk management.  The Audit Committee charter provides that the Audit Committee is responsible for overseeing the internal controls of the Company along with its adherence with compliance and regulatory requirements.  On at least a quarterly basis, the Company’s Director of Internal Audit provides a comprehensive report to the Audit Committee regarding the Company’s key risks, including operational, financial and other risks.  While the Audit Committee has been delegated primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing this function for the Company.  The full Board also engages in periodic discussion with the CEO, Chief Financial Officer (“CFO”), executive management of each of the Company’s operating subsidiaries and other corporate officers as the Board may deem appropriate or desirable.  In addition to the roles performed by the Audit Committee, the Stock Option and Compensation Committee considers, evaluates and oversees the risks that may arise through our compensation programs and engages directly with all Board members, as and if necessary.

The Company believes that its leadership structure promotes effective Board oversight of risk management because the Board directly, and through its various committees, is regularly provided by management with the information necessary to appropriately monitor, evaluate and assess the Company’s overall risk management.

Committees of The Board of Directors

As a result of the level of beneficial ownership of our Common Stock by J. Mack Robinson, one of our director nominees and currently Chairman Emeritus, and his affiliates, the Company meets the definition of a “controlled company” as defined pursuant to Rule 5615(c)(1) of NASDAQ Rules.  Accordingly, the Company is exempt from certain requirements of the NASDAQ Rules, including the requirement that a majority of its Board of Directors be independent, as defined in such rules, the requirement that director nominees be selected, or recommended for the board’s selection, by either a majority of the independent directors or a nominating committee comprised solely of independent directors, and certain requirements relating to the determination of executive officer compensation.  Notwithstanding this, however, the Board of Directors has determined that the following individuals are “independent” pursuant to the NASDAQ Rules for purposes of serving as a member of the Board of Directors: Edward E. Elson, Samuel E. Hudgins and Dom H. Wyant.

The Board of Directors of the Company has three standing committees: the Executive Committee, the Stock Option and Compensation Committee and the Audit Committee.

The Executive Committee is composed of Messrs. Robinson, Howell and Hudgins, and Dr. Whaley.  The Executive Committee’s function is to act in the place and stead of the Board of Directors to the extent permitted by law on matters which require Board action between meetings of the Board of Directors. The Executive Committee of the Company did not meet or act by written consent during 2010.

The Stock Option and Compensation Committee is composed of Messrs. Elson and Wyant (effective February 22, 2011), who are “independent” pursuant to the NASDAQ Rules, and Dr. Whaley. The Stock Option and Compensation Committee's function is to establish the number of stock options to be granted to officers and key employees and the annual salaries and bonus amounts payable to executive officers of the Company. The Stock Option and Compensation Committee met one time during 2010.  Due to its status as a “controlled company”, and the related historically low turnover among Board and Committee members, as well as among the Company’s executive officers, the Board has not foreseen a need to adopt a charter to govern the Stock Option and Compensation Committee’s functions.

The Audit Committee is composed of Messrs. Elson, Hudgins (effective February 22, 2011) and Wyant.  Certain information regarding the functions performed by the Audit Committee and its membership during 2010 is set forth in the following “Report of the Audit Committee.”  The Board of Directors has determined that all of the members of the Audit Committee are “independent” for purposes of being an Audit Committee member, and financially literate, as such terms are defined in the NASDAQ Rules and the rules of the Securities and Exchange Commission.  In addition, the Board of Directors has determined that two of the members of the Audit Committee, Messrs. Elson and Hudgins, are “audit committee financial experts” as defined by the Securities and Exchange Commission in Item 407(d) of Regulation S-K.  In making such determination, the Board took into consideration, among other things, the express provision in Item 407(d) of Regulation S-K that the determination that a person is an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Audit Committee, nor shall it affect the duties and obligations of other Audit Committee members or the Board of Directors.  The Audit Committee has a written charter which sets out its authority and responsibilities, a copy of which is available on the Company’s website, www.atlam.com.  The Audit Committee met four times during 2010.

Due to its status as a “controlled company,” and the related historically small turnover of its members, the Board has not foreseen the need to establish a separate nominating committee or adopt a charter to govern the director nomination process.  The Board of Directors has generally addressed the need to retain members and fill vacancies after discussion among current members, or the members of the Executive Committee, if necessary in lieu of the full Board, and the Company’s management.  The Board of Directors does not have any specific qualifications that are required to be met by director candidates and does not have a formal process for identifying and evaluating director candidates.

Additionally, the Board of Directors does not have a formal policy with respect to the consideration of any director candidates recommended by shareholders and has determined that it is appropriate not to have such a formal policy at this time.  The Board of Directors, however, will give due consideration to director candidates recommended by shareholders.  Any shareholder that wishes to nominate a director candidate should submit complete information as to the identity and qualifications of the director candidate to the Board of Directors at the address and in the manner set forth below for communication with the Board.

Executive sessions of the “independent” members of the Board of Directors are held as needed and determined by those Directors at the conclusion of each of the regular board meetings; but no less than annually at the first regular Board meeting in each calendar year.

The Board of Directors met four times in 2010. Each of the Directors named above attended at least 75% of the meetings of the Board and its committees of which he or she was a member during 2010.  The Company does not have a formal policy regarding Director attendance at its annual meetings, but attendance by the Directors is encouraged and expected. At the Company’s 2010 annual meeting of shareholders, seven of the Company’s directors were in attendance.

Shareholders may communicate with members of the Board of Directors by mail addressed to the full Board of Directors, a specific member of the Board of Directors or a particular committee of the Board of Directors, at Atlantic American Corporation, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.

Report of the Audit Committee

The Audit Committee (the “Committee”) oversees the Company’s (i) financial reports and other financial information; (ii) systems of internal controls regarding finance, accounting, legal compliance and ethics; and (iii) auditing, accounting and financial reporting processes.  The Company’s management has the primary responsibility for the financial statements and the reporting processes, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2010, including a discussion of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion thereon.  During 2010, the Committee reviewed with the independent auditors for the 2010 fiscal year their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including the items set out in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants and Rule 2-07 of Regulation S-X.  In addition, the Committee has discussed with the Company’s independent auditors for the 2010 fiscal year the auditors’ independence from management and the Company, including the matters in the written disclosures received as required by Independence Standards Board Standard No.1, and considered the compatibility of nonaudit services provided to the Company by BDO USA, LLP, with the maintenance of the auditors’ independence.

The Committee discussed with the Company’s independent auditors for the 2010 fiscal year the overall scope and plans for the 2010 audit.  The Committee met with such independent auditors, with and without management present, to discuss, among other things, the results of their audit, their considerations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing its functions, the Committee acts only in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the Company's annual financial statements as to their conformity with generally accepted accounting principles.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Dom H. Wyant, Chairman
Edward E. Elson
Samuel E. Hudgins

March 23, 2011

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth ownership information regarding our outstanding equity securities as of March 14, 2011 by: (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company; (ii) each director; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all of the Company's directors and executive officers as a group.

	Common Stock(1)			Series D Preferred Stock(1)
Name of Stockholder	Number of Shares		Percent of Class	Number of Shares		Percent of Class

J. Mack Robinson	15,047,934	(2)	67.62%	70,000	(2)	100%
4370 Peachtree Road, N.E. Atlanta, Georgia 30319
Harriett J. Robinson	8,704,344	(3)	39.12%	-		-
4370 Peachtree Road, N.E. Atlanta, Georgia 30319
Harold K. Fischer	1,350,274		6.07%	-		-
P.O. Box 9728 Austin, Texas 78766
Hilton H. Howell, Jr.	589,573	(4)	2.61%	-		-
Edward E. Elson	24,954		*	-		-
Samuel E. Hudgins	-			-		-
Scott G. Thompson	110,954	(5)	*	-		-
William H. Whaley, M.D.	41,954	(6)	*	-		-
Dom H. Wyant	20,954		*	-		-
John G. Sample, Jr.	64,160	(7)	*	-		-
All directors and executive officers as a group (9 persons)	15,900,483	(8)	69.97%	70,000		100%

*Represents less than one percent.

(1)
All shares of stock are owned beneficially, and such owner has sole voting and dispositive power, unless otherwise stated.  Except upon the occurrence of certain events, shares of Series D Preferred Stock are not entitled to any vote, whereas each share of Common Stock entitles its holder to one vote.  The shares of Series D Preferred Stock are not currently convertible, but may become convertible into shares of Common Stock under certain conditions.

(2)
With respect to the Common Stock, includes: 3,756,746 shares owned by Gulf Capital Services, Ltd.; 1,363,809 shares owned by Delta Life Insurance Company; and 300,000 shares owned by Delta Fire & Casualty Company, all of which are companies controlled by Mr. Robinson and each of which has an address at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.  With respect to the Series D Preferred Stock, consists of 70,000 shares of Series D Preferred Stock owned by Delta Life Insurance Company, a company controlled by Mr. Robinson.  Also includes all shares held by Mr. Robinson’s wife (see note 3 below).

(3)
Harriett J. Robinson is the wife of J. Mack Robinson. With respect to the Common Stock, includes 8,042,048 shares held by Mrs. Robinson as trustee for her children, as to which she disclaims any beneficial ownership. Also includes 6,720 shares held jointly with her grandson, over which she has sole voting and dispositive power.  Does not include any shares held by Mr. Robinson (see note 2 above).

(4)
Includes: 200,000 shares subject to presently exercisable stock options; 134,699 shares held pursuant to the Company's 401(k) Plan; 3,200 shares owned by his wife; 38,000 shares owned by his wife as custodian for their children; and 6,720 shares held in joint ownership by Mr. Howell’s son and Harriett J. Robinson, as to which he disclaims any beneficial ownership.

(5)	Includes 80,000 shares subject to presently exercisable options.
(6)	Includes 6,000 shares owned by Dr. Whaley’s spouse as custodian for his daughter.
(7)	Includes 50,000 shares subject to presently exercisable options and 6,660 shares held pursuant to the Company’s 401(k) Plan.
(8)
Includes 330,000 shares issuable upon exercise of presently exercisable options held by all directors and executive officers as a group. Also includes shares held pursuant to the Company's 401(k) Plan described in notes 4 and 7 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of any class of the Company's equity securities registered pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock of the Company, and to furnish the Company with copies of such reports. To the Company's knowledge, all such filings were completed during the year ended December 31, 2010.  In making this determination, the Company has relied on written representations of its directors and executive officers and its receipt of copies of the reports that have been filed with the Securities and Exchange Commission.  Subsequent to December 31, 2010 and in connection with the confirmation of equity ownership information for inclusion in this proxy statement, certain immaterial differences between the previously reported, and actual, stock ownership information of each of Mr. Robinson, Mrs. Robinson, Mr. Howell and Mr. Elson were identified.  Although none of those individuals engaged in purchases or sales of our Common Stock during the year ended December 31, 2010, corrective filings were made pursuant to Section 16 of the Exchange Act to reflect the actual stock ownership information.

EXECUTIVE COMPENSATION
Summary Compensation Table

There is shown below information concerning the annual compensation for services in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2010 and 2009 by the: (i) chairman, president and chief executive officer of the Company and (ii) the chief financial officer of the Company at December 31, 2010 (together, the “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)		All Other Compen-sation ($)		Total ($)

Hilton H. Howell, Jr.	2010	500,074	300,000	(1)	67,517	(3)	867,591
Chairman of the Board,	2009	492,750	-0-	(2)	64,300		557,050
President and CEO

John G. Sample, Jr.	2010	416,655	200,000	(1)	63,357	(4)	680,012
Senior Vice President,	2009	413,274	150,000	(1)	45,800		609,074
CFO and Secretary

(1)	Discretionary bonus as declared by the Compensation Committee based on operating results.

(2)	Mr. Howell declined a bonus with respect to 2009.

(3)	Includes fees paid in cash for serving as a director of the Company and subsidiaries of $56,000.

(4)	Includes fees paid in cash for serving as a director of subsidiaries of the Company of $36,000.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the outstanding equity awards held by the named executive officers at
December 31, 2010.

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Hilton H. Howell, Jr.	100,000	-0-	-0-	1.25	10/15/11	-0-	-0-	-0-	-0-
	100,000	-0-	-0-	1.59	05/06/13	-0-	-0-	-0-	-0-
John G. Sample, Jr.	50,000	-0-	-0-	2.00	07/02/12	-0-	-0-	-0-	-0-

(1)
All of the option grants were made under the Company’s 1992 Incentive Plan, except for 100,000 options granted to Mr. Howell that were made under the Company’s 2002 Incentive Plan.  All of the option grants have a ten-year term.  All options have an exercise price equal to the fair market value on grant date.

Compensation of Directors

Atlantic American’s policy is to pay all members of the Board of Directors an annual retainer fee of $12,000 and to pay fees to Directors at the rate of $2,000 for each Board meeting attended, whether in person or telephonically, and $500 for each committee meeting attended, whether in person or telephonically.  In addition, Directors are reimbursed for actual expenses incurred in connection with attending meetings of the Board and/or committees of the Board.  The annual retainer fee and the meeting fees are paid in cash.  Pursuant to the Company’s 2002 Incentive Plan, all Directors who are not employees or officers of the Company or any of its subsidiaries are entitled to receive stock options to purchase shares of Common Stock and other equity awards.  No such awards were granted in 2010.

The following table provides information about the compensation paid for services as a director of the Company for the year ended December 31, 2010.

Director Summary Compensation Table
Name	Fees Earned or Paid in Cash ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
J. Mack Robinson	20,000	(1)	(1)	20,000	(2)
Hilton H. Howell, Jr.	20,000	(1)	(1)	20,000	(2)
Edward E. Elson	22,500	N/A	-0-	22,500
Harold K. Fischer(4)	15,000	N/A	-0-	15,000
Samuel E. Hudgins	20,000	N/A	-0-	20,000
D. Raymond Riddle(4)	11,500	N/A	-0-	11,500
Harriett J. Robinson	20,000	N/A	-0-	20,000	(2)
Scott G. Thompson	20,000	(1)	(1)	20,000
William H. Whaley, M.D.	20,500	N/A	17,500 (3)	38,000
Dom H. Wyant	22,000	N/A	-0-	22,000

(1)
None other than compensation received as an employee of the Company and reported in the “Summary Compensation Table” above, or, in the case of Mr. Thompson, compensation received as an employee of a subsidiary of the Company.

(2)	Does not include amounts deemed received pursuant to certain related transactions and described below in “Certain Relationships and Related Transactions.”
(3)
The Company has entered into a consulting agreement with Dr. Whaley, pursuant to which Dr. Whaley provides certain medical consulting and advisory services to one of the Company’s subsidiaries.  Pursuant to the agreement, Dr. Whaley received $17,500 during 2010 for such services.

(4)	Effective on July 27, 2010, each of Harold K. Fischer, 78, and D. Raymond Riddle, 76, retired from the Board of Directors of Atlantic American Corporation.

2. RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is required by law and applicable NASDAQ Rules to be directly responsible for the appointment, compensation and retention of the Company’s independent registered public accounting firm.  The Audit Committee has appointed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  While shareholder ratification of the selection of BDO as the Company’s independent registered public accounting firm is not required by the Company’s By-laws or otherwise, the Board of Directors is submitting the selection of BDO to the shareholders for ratification.  If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

A representative from BDO is expected to be present at the Meeting and will have the opportunity to make any statement if such representative desires to do so, and, if present, will be available to respond to appropriate questions.

Amounts paid to, or billed by, the Company’s principal accountant, during the two most recent fiscal years by category were as follows:

Audit Fees

The Company has paid or expects to pay BDO approximately $310,000, in the aggregate, for professional services it rendered for the audit of the Company's consolidated financial statements and audits of subsidiary company statutory reports for the fiscal year ended December 31, 2010 and the reviews of the interim financial statements included in our quarterly reports on Form 10-Q filed during the fiscal year ended December 31, 2010.  The Company paid BDO $320,000, in the aggregate, for professional services it rendered for the audit of the Company’s consolidated financial statements and audits of subsidiary company statutory reports for the fiscal year ended December 31, 2009 and the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q filed during the fiscal year ended December 31, 2009.  The Company also paid $38,000 to BDO during the fiscal year ended December 31, 2009 for professional services in preparation for an anticipated required audit of the Company’s internal control over financial reporting, prior to the Sarbanes-Oxley Section 404(b) exemption for smaller reporting public companies, at which time BDO ceased providing such services, at the request of the Company.

Audit - Related Fees

During the fiscal year ended December 31, 2010, the Company engaged BDO to audit the December 31, 2009 financial statements of The Atlantic American 401(k) Retirement Plan (the “Plan”).  Audit-related fees paid to BDO for the Plan audit were $25,061.  During the fiscal year ended December 31, 2009, the Company paid BDO $27,000 in audit-related fees for the audit of the December 31, 2008 financial statements of the Plan.  The Company also paid BDO $2,855 during the fiscal year ended December 31, 2009 for professional services it rendered in connection with the reviews of their work papers by regulatory and other auditors.

Tax Fees

There were no tax fees paid to the Company’s principal accountant in either 2010 or 2009.

All Other Fees

BDO did not provide any other category of products or services to the Company during the fiscal years ended December 31, 2010 or 2009 and, accordingly, no other fees were paid thereto in either 2010 or 2009.

The Audit Committee considers whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence.  All audit and non-audit services to be performed by the Company’s independent registered public accounting firm must be, and for 2010 and 2009 were, approved in advance by the Audit Committee.  Pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) and as permitted by Securities and Exchange Commission rules, the Audit Committee may delegate pre-approval authority to any of its members, provided that any service approved in this manner is reported to the full Audit Committee at its next meeting.

The Policy provides for a general pre-approval of certain specifically enumerated services that are to be provided within specified fee levels.  With respect to requests to provide specifically enumerated services not specifically pre-approved pursuant to such general grant, such requests must be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request is consistent with Securities and Exchange Commission rules on auditor independence.  Such requests must also be specific as to the nature of the proposed service, the proposed fee and any other details the Audit Committee may request.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases space for its principal offices, as well as the principal offices of certain of its subsidiaries, from Delta Life Insurance Company, a corporation in which Mr. Robinson, the Company’s Chairman Emeritus, owns 54% of the stock, with the remainder being owned by Mrs. Robinson directly and as trustee for her children.  Under the terms of the lease, the Company pays annual rent of approximately $0.5 million, plus a pro rata share of all real estate taxes, general maintenance and service expenses and insurance costs with respect to the office building and related facilities.  The terms of the lease are believed by management of the Company to be comparable to terms that could be obtained by the Company from unrelated parties for comparable rental property.  The Company paid approximately $0.8 million in each of 2010 and 2009 to Delta Life Insurance Company under the terms of the lease.

The Company has outstanding 70,000 shares of its Series D preferred stock, par value $1.00 per share (the “Series D Preferred Stock”), all of which is owned by Delta Life Insurance Company, a corporation controlled by the Robinsons, as described above.  The outstanding shares of Series D Preferred Stock have a stated value of $100 per share; accrue annual dividends at a rate of $7.25 per share (payable in cash or shares of the Company’s common stock at the option of the board of directors of the Company) and are cumulative; in certain circumstances may be convertible into an aggregate of approximately 1,754,000 shares of Common Stock, subject to certain adjustments and provided that such adjustments do not result in the Company issuing more than approximately 2,703,000 shares of common stock without obtaining prior shareholder approval; and are redeemable solely at the Company’s option.  The Series D Preferred Stock is not currently convertible.  During 2010 and 2009, the Company paid $0.5 million in Series D Preferred Stock dividends.  As of December 31, 2010, the Company had accrued but unpaid dividends on the Series D Preferred Stock of $22,556.

OTHER BUSINESS

Management of the Company knows of no matters other than those stated above which are to be brought before the Meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the proxies to vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Shareholder proposals to be presented at the next annual meeting of shareholders must be received by the Company no later than December 1, 2011, in order to be considered for inclusion in the proxy statement for the 2012 annual meeting of shareholders. Any such proposal should be addressed to the Company's President and mailed to 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000.  A shareholder not seeking to have his proposal included in the Company’s proxy statement, but seeking to have the proposal considered at the Company’s 2012 annual meeting of shareholders, should notify the Company in the manner set forth above of his proposal no later than February 14, 2012.  In accordance with the rules of the Securities and Exchange Commission, if the shareholder has not given such notice to the Company by February 14, 2012, the persons appointed as proxies for the 2012 annual meeting of shareholders may exercise discretionary authority to vote on any such shareholder proposal.

VOTE BY INTERNET
QUICK ««« EASY ««« IMMEDIATE

ATLANTIC AMERICAN CORPORATION

As a shareholder of Atlantic American Corporation, you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 P.M., Eastern Time, on May 2, 2011.

Vote Your Proxy on the Internet:		Vote Your Proxy by Mail:

Go to www.continentalstock.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL DIRECTORS AND OTHER PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes like this	☒

	FOR all nominees	WITHHOLD AUTHORITY for all nominees		FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:	☐	☐	2. TO RATIFY THE APPOINTMENT OF BDO USA, LLP.	☐	☐	☐

FOR, except (To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)	3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

01 J. Mack Robinson	04 Samuel E. Hudgins	07 William H. Whaley, M.D.
02 Hilton H. Howell, Jr.	05 Harriett J. Robinson	08 Dom H. Wyant
03 Edward E. Elson	06 Scott G. Thompson

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Dated:	, 2011

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

Proxy Solicitation on Behalf of the Board of Directors of
the Company for the Annual Meeting of Shareholders to be Held on May 3, 2011

The undersigned hereby appoints Hilton H. Howell, Jr. and John G. Sample, Jr., or either of them, as proxies with full power of substitution and resubstitution, to vote on the undersigned’s behalf at the Annual Meeting of Shareholders of Atlantic American Corporation, to be held at 9:00 A.M., Eastern Time, on May 3, 2011, at the offices of the Company, 4370 Peachtree Road, N.E., Atlanta, Georgia and at all adjournments or postponements thereof, upon all business as may properly come before the meeting, including the business described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is acknowledged.

PROXIES WILL BE VOTED IN ACCORDANCE WITH ANY INSTRUCTIONS INDICATED ON THE REVERSE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND ALL LISTED PROPOSALS. IN THEIR DISCRETION, THE PROXIES WILL BE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

(Continued, and to be marked, dated and signed, on the other side)